UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2008

RAFAELLA APPAREL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138342	20-2745750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway

New York, New York 10018

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 403-0300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

1.              On August 28, 2008, Rafaella Apparel Group, Inc. (the “Company”) and John Kourakos entered into an Agreement for Chairman of Board of Directors (the “Agreement”).  The Agreement is dated and effective as of October 1, 2007.  Under the Agreement, Mr. Kourakos will serve as Chairman of the Board of Directors of the Company (“Chairman”).  His Chairman’s fee will be $150,000 on an annualized basis from October 1, 2007 until June 30, 2008 and $200,000 commencing on July 1, 2008.  Mr. Kourakos will receive a transaction bonus equal to one percent (1.0%) of the appreciated value and net dividends available to the Company’s common stockholders in connection with certain transactions, in each case as set forth in the Agreement (the “Transaction Bonus”).  In addition, the Company has agreed to provide Mr. Kourakos with substantially the same health benefits as are available to executives of the Company.

If Mr. Kourakos’s status as Chairman is terminated under circumstances in which he remains a director, the Agreement will terminate, and the Company and Mr. Kourakos will sign a mutually agreed upon superseding Director’s Agreement.  If Mr. Kourakos’s status as Chairman is terminated under circumstances in which he does not remain a director, the Agreement will terminate, and the Company will pay to Mr. Kourakos all compensation and benefits to which Mr. Kourakos is entitled up through the date of termination and, thereafter, all of the parties’ rights and obligations under the Agreement shall cease, except for such rights and obligations that expressly survive such termination.  In addition, under certain circumstances described in the Agreement, Mr. Kourakos would be entitled to all or a portion of the Transaction Bonus after termination of his position as Chairman.  Upon termination of the Agreement, Mr. Kourakos will (i) be deemed to have resigned from all offices then held with the Company by virtue of his position as Chairman; (ii) at the Company’s sole cost and expense, cooperate with the Company in the winding up or transferring to other directors any pending work and (iii) cooperate with the Company (to the extent allowed by law, and at the Company’s expense) in the defense of any action brought by any third party against the Company that relates to the Mr. Kourakos’s services as Chairman.

2.              On August 28, 2008, Rafaella Apparel Group, Inc. (the “Company”) entered into an Amendment to Employment Agreement with Husein Jafferjee (the “Amendment”).  The Amendment clarified the definition of “Sale Transaction” in Section 1 of Exhibit A of the Employment Agreement with Husein Jafferjee, dated as of January 8, 2008.

The foregoing summary of the Agreement and the Amendment do not purport to be complete and are qualified in their entirety by the Agreement and the Amendment, which are attached hereto as Exhibits 10.24 and 10.25 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.24	Agreement for Chairman of Board of Directors, dated as of October 1, 2007, between Rafaella Apparel Group, Inc. and John Kourakos.

10.25	Amendment to Employment Agreement, dated as of August 28, 2008, between Rafaella Apparel Group, Inc. and Husein Jafferjee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rafaella Apparel Group, Inc.

Date: September 3, 2008	By:	/s/ Chad J. Spooner
Chad J. Spooner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.24	Agreement for Chairman of Board of Directors, dated as of October 1, 2007, between Rafaella Apparel Group, Inc. and John Kourakos.

10.25	Amendment to Employment Agreement, dated as of August 28, 2008, between Rafaella Apparel Group, Inc. and Husein Jafferjee.